EXHIBIT 32.1

NORTHERN STATES FINANCIAL CORPORATION

Section 906 Certification

We hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this quarterly report of Northern States Financial Corporation on Form 10-Q for the quarter ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Northern States Financial Corporation as of and for the periods covered by the Report.

Date: August 10, 2009	By: /s/ Fred Abdula Fred Abdula Chairman of the Board of Directors and President
Date: August 10, 2009	By: /s/ Thomas M. Nemeth Thomas M. Nemeth Vice President and Treasurer